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                                                                  Exhibit 10.22


                                SPINOFF AGREEMENT

         This Spinoff Agreement (the "Agreement") is made by and between Integrated Telecom Express, Inc. ("ITeX" or "UMC SPINOFF"), a Delaware Corporation, having its principal place of business in Santa Clara, California, and United Microelectronics Corporation "UMC"), a corporation organized under the laws of the Republic of China having a place of business at No. 3 Li Hsin Road 2, Science Based Industrial Park, Hsin Chu City, Taiwan.

                                   BACKGROUND

         UMC has previously entered into a patent cross license agreement ("License Agreement") with Texas Instruments, Inc. ("TI") attached hereto as Exhibit B;

         The License Agreement allows UMC to extend certain licenses granted by TI to certain UMC related entities (including without limitation ITeX) in exchange for royalties, patent cross licenses and other obligations;

         ITeX has requested that UMC obtain such licenses for ITeX;

         The parties are entering into this Agreement to document and summarize ITeX's rights and obligations pursuant to the exercise of the option to include ITeX within the scope of the License Agreement as a UMC SPINOFF (as defined in the "License Agreement") but agree that the License Agreement shall in all events control;

         As such, the parties agree as follows:

1    LICENSES

1.1 LICENSES TO ITEX. Pursuant to Sections 1.1.3 and 1.1.4 of the License Agreement, ITeX shall have a license from TI as follows:

     1.1.1 TI PATENTS. [*] TI ENTITY hereby grants and agrees to grant to UMC SPINOFF a [*] license under [*] TI PATENTS to [*] UMC SPINOFF BRANDED PRODUCTS manufactured by UMC ENTITIES.

     1.1.2 TI PARTICIPATION PATENTS. To the extent that [*] TI ENTITY has the legal right to do so, [*] such TI ENTITY hereby grants and agrees to grant to UMC SPINOFF [*] licenses or [*] under [*] TI-PARTICIPATION PATENTS, to [*] UMC SPINOFF BRANDED PRODUCTS manufactured by UMC ENTITIES.

1.2  LICENSES TO TI. ITeX hereby grants to TI licenses of the scope set forth in
     Section 1.2.1 of the License Agreement as follows:



* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

     1.2.1 SPINOFF PATENTS. UMC SPINOFF hereby grants and agrees to grant to [*] TI ENTITY [*] licenses under [*] SPINOFF PATENTS, to [*] PRODUCTS. UMC SPINOFF further grants and agrees to grant to [*] TI ENTITY the right to [*] PRODUCTS made by [*] TI ENTITY. The grant to [*] PRODUCTS shall include the right, under [*] SPINOFF PATENTS, for [*] TI ENTITY to [*] and shall further include the right under [*] SPINOFF PATENTS for [*] TI ENTITY to[*] made by [*] TI ENTITY or [*] other party.

     1.2.2 SPINOFF PARTICIPATION PATENTS. To the extent that it has the legal right to do so, UMC SPINOFF hereby grants and agrees to grant to [*] TI ENTITY [*] licenses or [*] under any SPINOFF PARTICIPATION PATENTS, to [*] PRODUCTS; and to [*] PRODUCTS made by [*] TI ENTITY. The grant to [*] PRODUCTS shall include the right, under any SPINOFF PARTICIPATION PATENTS, for [*] TI ENTITY to [*] and shall further include the right under any SPINOFF PARTICIPATION PATENTS to [*] made by [*] TI ENTITY or [*] other party.

     1.2.3 TI ENTITY SUBCONTRACTING. The licenses granted hereunder to TI ENTITIES include the right to [*] PRODUCTS either in finished or semifinished form for the sole account of [*] TI ENTITY, but only if:.

         1.2.3.1 said PRODUCTS are to be sold, used. leased or otherwise disposed of, by a TI ENTITY, and under the trademark, trade name, or other commercial indicia, of a TI ENTITY;

         1.2.3.2 the TI ENTITY provides its standard patent indemnities and product warranties (that it would provide for the same or similar products manufactured in its own facilities) for any of said PRODUCTS sold, leased or otherwise disposed of, by the TI ENTITY; and

         1.2.3.3 said PRODUCTS are made by the third party using manufacturing drawings, specifications, data base tapes, or the like:

                  1.2.3.3.1 originated by a TI ENTITY,

                  1.2.3.3.2 originated by any third party specifically and exclusively for a TI ENTITY,

                  1.2.3.3.3 licensed to a TI ENTITY by an entity or person other than the manufacturing party, or

                  1.2.3.3.4 which a TI ENTITY has the legal or contractual right to so utilize except where such right derives from the manufacturing party; provided however that such right shall not extend to standard, off-



* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

                             the-shelf products of such third party nor to products originally designed by such third party and to which only minor revisions are made to conform to the specifications of a TI ENTITY.

                  Except as set forth above, the licenses granted hereunder to TI ENTITIES shall not include [*] rights.

     1.2.4 THIRD-PARTY PRODUCTS. With respect to the licenses granted hereunder to TI ENTITIES, and notwithstanding anything in Section
              1.2.3 to the contrary, a license to [*] TI ENTITY [*] PRODUCTS made by [*] TI ENTITY, does include the right of [*] TI ENTITY [*] PRODUCTS of, and purchased directly or indirectly by such TI ENTITY from, any third party; provided that such PRODUCTS are [*] under the trademark, trade name or other commercial indicia of [*] TI ENTITY.

     1.2.5 TI FOUNDRY RESTRICTION. With respect to the licenses granted hereunder to [*] TI ENTITIES, no such license includes the right of [*] TI ENTITY to [*] PRODUCTS, either in finished or semifinished form (by way of example, "semifinished form" includes (1) semiconductor wafers at any stage of their manufacture, (2) foundry services and (3) assembly) [*], any third party to [*], such PRODUCTS under the trademark, trade name, or other commercial indicia of such third party in any instance where the manufacturing drawings, specifications, data base tapes, or the like, are in whole or in part originated by, or on behalf of, such third party. In the event of any such activity by [*] TI ENTITY, the exclusive remedy for UMC SPINOFF for any claim of patent infringement shall be against any-party other than [*] TI ENTITY. The foregoing in this Section 1.2.5 notwithstanding, in any instance in which such PRODUCTS are application-specific INTEGRATED CIRCUITS (ASICs or CSICs), which are substantially comprised of a TI ENTITY's ASIC or CSIC preconfigured cells, whether macro or primitive, characterized to a TI ENTITY's process, the licenses granted hereunder to [*] TI ENTITY shall be deemed to be extended to such PRODUCTS.

1.3 THIRD PARTY DESIGNS. With respect to the licenses granted hereunder, and except as provided otherwise in Section 1.2.4, a license to a LICENSED PARTY, [*] PRODUCTS:

     1.3.1 does not include any right for the LICENSED PARTY to act as a sales agent, commission agent, sales representative, broker or factor of products made by third parties; and

     1.3.2 does not include any right for a LICENSED PARTY to act as a distributor or reseller of products made by third parties.



* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

1.4  GENERAL EXCLUSIONS.

     1.4.1 Nothing in this Agreement shall be construed or interpreted as an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement.

     1.4.2 Specifically excluded from the grants of licenses pursuant to this Agreement, is any license, direct Or implied, under the U.S. Semiconductor Chip Protection Act of 1984, or under the Japanese Law Concerning Semiconductor Integrated Circuit Layouts of 1985, or under any other corresponding legislation of any other country.

     1.4.3 Specifically excluded from the grants of licenses pursuant to this Agreement, is any license, direct or implied, under any copyrights, trademarks, service marks, trade names, trade dress, or trade secrets.

     1.4.4 Specifically excluded from the grants of licenses pursuant to this Agreement is any license, direct or implied, under any design PATENTS except for any design PATENTS for packaging, modules, or housing, for PRODUCTS.

     1.4.5 Specifically excluded from the grants of licenses pursuant to this Agreement is any right to sublicense.

2    RELEASES

ITeX agrees to grant the releases set forth below and shall enjoy the release granted by TI below all in accordance with the License Agreement:

2.1 UMC SPINOFF hereby releases, acquits and forever discharges [*] TI ENTITY which is [*] TI ENTITY on or as of the EFFECTIVE DATE from any and all claims or liability for infringement or alleged infringement of any SPINOFF PATENTS under which a license is herein granted by UMC SPINOFF, with respect to performance by [*] TI ENTITY, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder.

2.2 [*]TI ENTITY which is[*] TI ENTITY on or as of the EFFECTIVE DATE hereby releases, acquits and forever discharges UMC SPINOFF from any and all claims or liability for infringement or alleged infringement of any TI PATENTS under which a license is herein granted by [*] TI ENTITY, with respect to performance by UMC SPINOFF, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder.

2.3 UMC SPINOFF hereby waives any and all claims or liability for infringement or alleged infringement which UMC SPINOFF itself may have against [*] TI ENTITY which is [*] TI ENTITY on or as of the EFFECTIVE DATE, based on any SPINOFF-PARTICIPATION PATENT with respect to performance by [*] TI ENTITY, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts



* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

     licensed hereunder, and UMC SPINOFF agrees to release [*] TI ENTITY from any and all such claims or liability to the extent UMC SPINOFF has or later acquires the legal right to grant such a release.

2.4 [*] TI ENTITY which is [*] TI ENTITY on or as of the EFFECTIVE DATE hereby waives any and all claims or liability for infringement or alleged infringement which [*] TI ENTITY itself may have against UMC SPINOFF based on [*] TI-PARTICIPATION PATENT, with respect to performance by UMC SPINOFF, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder, and [*] TI ENTITY hereby agrees to release UMC SPINOFF from any and all such claims or liability to the extent [*] TI ENTITY has or later acquires the legal right to grant such a release.

3    ROYALTIES

3.1 ROYALTY. UMC SPINOFF shall pay a royalty [*], provided however that [*] shall not be subject to payment of royalties.

3.2 DUE DATES. UMC SPINOFF shall pay the applicable royalties to UMC as follows:

     3.2.1 All royalties due herein during each calendar [*] period commencing on [*],as the case may be, shall be paid within [*] days after that [*], as the case may be;

     3.2.2 In the event this Agreement [*] during a calendar [*] period, other than on [*], all royalties payable for that calendar [*] period shall be paid within [*] days after such [*] of this Agreement.

     3.2.3 Royalties for [*] purchased or transferred from a UMC ENTITY on or before [*] (and manufactured after the EFFECTIVE DATE) shall be reported and paid by [*]

3.3 ROYALTY TRIGGERING EVENTS. For purposes of [*] and determining royalties hereunder, [*] shall be deemed to be sold or otherwise disposed of, when a UMC ENTITY bills UMC SPINOFF, or upon delivery to UMC SPINOFF by a UMC ENTITY, whichever event occurs first.

3.4 SURVIVAL. The obligation to pay unpaid royalties which accrued during the term of this Agreement shall survive any termination or expiration of this Agreement.



* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

3.5  ACCOUNTING AND RECORDS.

     3.5.1 COMPUTATION. All computations relating to determination of the amounts of royalties due and payable pursuant to this Agreement shall be made in accordance with internationally recognized and generally accepted accounting principles as reflected in the practice of independent certified public accountants of international reputation.

     3.5.2    AUDIT.

         3.5.2.1 ACCESS TO RECORDS. Upon the reasonable written request of TI or UMC, UMC SPINOFF shall permit access to its books and records relating to UMC SPINOFF BRANDED PRODUCTS by UMC or an independent accounting firm selected by TI and/or UMC, for the sole purpose of, and solely to the extent reasonable for, verifying the calculation of royalties due and payable pursuant to this Agreement.

         3.5.2.2 FREQUENCY. TI and UMC shall each seek permission for an audit of UMC SPINOFF no more than [*] each calendar year, and no such request may be made at a time longer than [*] years after the due date for the payment(s) involved.

         3.5.2.3 SCOPE. All information concerning [*], including without limitation, [*] shall be made available to the independent accounting firm or UMC to the extent necessary to verify the calculation of royalties; provided that such information shall not be made available to TI by UMC or the independent accounting firm and provided further that UMC or such accounting firm shall agree in writing to maintain such information as confidential, not to disclose it to anyone other than as necessary to verify such calculation (and then only upon such terms as ensure protection for confidentiality at least as stringent as provided herein), and not to use it for any purpose other than such verification.

     3.5.3 RECORD KEEPING. UMC SPINOFF shall retain such books and records as are reasonably necessary for verifying the calculation of royalties due and payable under this Agreement, for a period of no less than [*] years after the date of payment of such royalties.

     3.5.4 COSTS. UMC SPINOFF shall bear [*] costs and expenses for a particular audit if upon performance of the audit, the independent accounting firm or UMC determines that royalties paid during the audited period were under by an amount in [*] of [*] Otherwise, TI and/or UMC shall bear the costs and expenses that are incurred in performing the audit. UMC SPINOFF shall also pay the amount of any royalty shortfall determined by the audit within [*] days of written notice of



* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

              the amount of such shortfall following the conclusion of such audit, provided however that no such payment or acceptance thereof shall be an admission that the audit determination was correct, and UMC SPINOFF, UMC and TI shall remain free to contest such determination in the manner allowed under the law.

     3.5.5    SURVIVAL. The rights and obligations provided under this Section
              3.5 shall survive for a period of [*] years after the termination or expiration of this Agreement, for any reason.

3.6 CURRENCY EXCHANGE. Royalties accounted for in any currency other than United States dollars shall be converted to United States dollars by using the prevailing rate of exchange of any such currency for United States dollars [*] quoted in the New York Foreign Exchange Market ("prevailing rate of exchange") on the date [*] days prior to the date of the written statement required under Section 3.7 below.

3.7 ROYALTY REPORT. [*] the date each royalty payment is due, UMC SPINOFF shall furnish to UMC a written statement in the English language, certified by an authorized representative of UMC SPINOFF, concerning the computation of royalties due to or payable, in respect of the applicable calendar annual or semi-annual period. Each such written statement shall contain information in reasonably sufficient detail to permit the determination of the overall accuracy of each royalty payment due or payable under this Agreement and, in particular, shall set forth the following:

     3.7.1 The total [*] for such [*] reporting period, including a listing of the aggregate [*] in the currency(ies) in which billed, the prevailing rates of exchange used and the final United States dollar value, and

     3.7.2 Whatever additional information TI or UMC may reasonably prescribe by written request from time to time to enable TI or UMC to ascertain the computation of royalties under this Agreement, provided, however, that TI is not entitled to specific information concerning particular sales and/or transactions except as may be requested in connection with an audit pursuant to the terms of this Agreement, and then only as prescribed for such an audit.

     3.7.3 The obligation to provide such a royalty report for any royalties for which a royalty report has not already been provided shall survive for [*] years beyond the termination or expiration of this Agreement, for any reason.

3.8 TAXATION. All taxes imposed as a result of the existence of this Agreement or the performance hereunder shall be paid by the party required to do so by applicable law.



* Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions under 17.C.F.R. section 200.80.80(b)(4), 200.83 and 230.406.

4    TERM, TERMINATION, DISPUTE RESOLUTION

4.1 TERM. Except as otherwise provided in this Section 4, this Agreement and the licenses granted pursuant hereto shall remain in force until December 31, 2007 unless extended by UMC upon written notice to UMC SPINOFF.

4.2  TERMINATION.

     4.2.1    EVENTS OF TERMINATION.

         4.2.1.1 NATURAL TERMINATION. Unless extended under Section 4.1 above, this Agreement (and all licenses granted under it) shall expire by its terms on December 31, 2007, except that such expiration shall not effect any royalty or other obligation arising prior to such expiration and shall not affect any rights or obligations which are specifically provided hereunder as surviving expiration or termination of this Agreement.

         4.2.1.2 MATERIAL BREACH. If UMC SPINOFF fails to make any payment fully or timely as required by this Agreement, or in the event of any other material breach of this Agreement by UMC SPINOFF, and if such failure or other material breach is not corrected within forty-five (45) days after written notice by UMC or TI, then this Agreement may be terminated by UMC forthwith in its entirety by written notice to UMC SPINOFF, provided that such termination shall not affect any royalty or other obligation arising prior to such termination and shall not affect any rights or obligations which are specifically provided hereunder as surviving expiration or termination of this Agreement, and provided further that as to UMC SPINOFF BRANDED PRODUCTS as to which TI accepts payment of royalties, the licenses, covenants and releases under this Agreement shall not be terminated as to such products for which royalty payments have been made by UMC and accepted by TI.

         4.2.1.3 REORGANIZATION OR SALE OF ASSETS. This Agreement may be terminated by written notice of UMC to UMC SPINOFF within thirty (30) days of receiving actual notice that the UMC SPINOFF has consolidated with or merged with or into, or transferred, directly or indirectly; all or substantially all of its assets to, another corporation, company or other entity; notwithstanding that UMC SPINOFF may be the surviving entity of such consolidation, merger or transfer. No such termination shall affect any royalty or other obligation arising prior to such termination.

         4.2.1.4 GOVERNMENT INTERVENTION. If at any time during the term of this Agreement, any government or agency thereof takes any action against either or both PARTIES requiring, directly or indirectly, formally or informally, alteration or modification of any material term or condition of this Agreement or of the performance of the PARTIES that materially adversely affects one PARTY (the "Affected PARTY") substantially frustrating the purpose of the Affected

                  PARTY in entering into this Agreement, then if the Affected PARTY makes written request to the other PARTY within sixty
                  (60) days from said action of such government or agency thereof, the PARTIES shall enter into good faith negotiations with the objective of restructuring the relationship between the PARTIES in a manner such that the adverse effect of such required alteration or modification of this Agreement will be minimized consistent with the purposes of the PARTIES in entering this Agreement as expressed herein. If the PARTIES cannot reach an acceptable restructuring arrangement within six (6) months from the date of such written request, or within such longer period of time as mutually agreed upon, either PARTY shall have the right to terminate this Agreement forthwith in its entirety by giving written notice to that effect to the other PARTY and such termination shall be effective upon receipt of notice. All other provisions of this
                  Section 4.2 notwithstanding, in the event this Agreement is terminated pursuant to this Section 4.2.1.4, then all rights and licenses under TI PATENTS, TI-PARTICIPATION PATENTS,. UMC SPINOFF PATENTS and UMC SPINOFF-PARTICIPATION PATENTS shall cease and terminate upon receipt of such termination notice. No such termination shall affect any royalty or other obligation arising prior to such termination.

         4.2.1.5 TERMINATION OF LICENSE AGREEMENT. This Agreement shall terminate without notice upon termination or expiration of the License Agreement.

         4.2.1.6 CHANGE OF OWNERSHIP OF UMC SPINOFF. UMC SPINOFF shall give prompt written notice to UMC or TI if and when any person, entity, or "group" within the meaning of Section 13 of the U.S. Securities Exchange Act of 1934 owns more shares of stock of UMC SPINOFF entitled to vote for the election of directors than are owned, directly or indirectly, by UMC ("Shift in Control"). UMC will inform TI of such event, and at the option of TI by written notice to UMC given within forty-five (45) days of receipt of UMC's notice, or within forty-five (45) days of TI learning of such Shift in Control, UMC SPINOFF shall cease to be have a license to TI PATENTS with respect to any wafer starts from and after the date of such Shift in Control and all licenses and covenants to any TI ENTITY from UMC SPINOFF shall terminate as to wafer starts on or after such date, provided however that if UMC and/or UMC SPINOFF sends written notice to TI of the Shift in Control within forty-five (45) days of the effective date of such Shift in Control, no termination under this clause will take effect as to any wafers started prior to the date that the UMC receives the applicable written notice from TI terminating the licenses.

     4.2.2 NON-TERMINATING EVENTS. For the convenience of the PARTIES hereto, this Agreement is made in consideration of the exchange of patent licenses under a group of PATENTS of TI and its respective ENTITIES and UMC SPINOFF. A determination or action by a court of competent jurisdiction, regulatory authority or governmental agency: (1) finding that one or more of the PATENTS are invalid or unenforceable; or (2) granting a temporary or permanent injunction or restraining order under one or more of the PATENTS; shall not give rise to a right of termination by either PARTY nor shall such determination or action be regarded as justification (a) for a retrospective or prospective change in this Agreement affecting the royalty rates or amounts to be paid, or (b) for changing any other provision of this Agreement.

     4.2.3 EFFECT OF TERMINATION. Except as otherwise provided specifically in Section 4.2.4, all licenses granted pursuant to this Agreement shall cease forthwith as of the date of expiration or termination for any reason of this Agreement. Any PRODUCTS as to which an event specified in the first sentence of Section 3.3 has not occurred prior to the date of such expiration or termination shall not be considered to be licensed under this Agreement.

     4.2.4 LICENSE SURVIVAL. In the event of termination of this Agreement or any of the licenses granted under this Agreement by one party ("the Terminating PARTY") pursuant to Section 4.2.1.2, the licenses granted by the defaulting PARTY and its respective ENTITIES to the Terminating PARTY and its respective ENTITIES hereunder shall survive until December 31, 2007.

5    WARRANTIES AND REPRESENTATIONS

5.1  EXPRESS WARRANTIES, ACKNOWLEDGEMENTS AND REPRESENTATIONS.

5.2 POWER AND AUTHORITY. UMC SPINOFF represents and warrants that it has sufficient right and authority to grant to the all licenses, releases, and other rights granted hereunder by it.

5.3 FULL ROYALTY. UMC SPINOFF represents and acknowledges that it has bargained for the right to use all of the PATENTS licensed herein but are free not to use any if they so choose. UMC SPINOFF acknowledges that it is liable hereunder for the full royalty obligation detailed herein regardless of the number of PATENTS used and such royalty obligation exists even if no PATENTS are actually used.

5.4 DISCLAIMER. The warranties in this Agreement are in lieu of all other warranties, express or implied. This Agreement is a compromise of disputed matters. Nothing contained in this Agreement shall be construed as: (i) a warranty, representation and/or an admission by any of the PARTIES or their respective ENTITIES as to the infringement, enforceability, validity, or scope of any patents; or (ii) a warranty or representation that any manufacture, sale, offer for sale, lease, import, use or other disposition of PRODUCTS hereunder will be free from infringement of any intellectual property rights of third parties.

6    MISCELLANEOUS PROVISIONS

6.1 IMPLIED LICENSES AND RELEASES. Nothing in this Agreement shall be construed or interpreted as conferring by implication, estoppel or otherwise, upon any PARTY, any license or other right under any patent or utility model, copyright, mask work right, trade secret, trademark, trade name or the like, except the licenses and rights expressly granted hereunder.

6.2 TECHNICAL ASSISTANCE. Nothing in this Agreement shall be construed or interpreted as an obligation to furnish any technical assistance or information or know-how.

6.3 NO LICENSE TO SOFTWARE. Nothing in this Agreement shall be construed or interpreted as conferring by implication, estoppel or otherwise upon any PARTY, any license or other right under copyrights or design PATENTS covering any computer software that may be embodied in a PRODUCT.

6.4 GOVERNMENTAL CONTRACT RESTRICTIONS. It is recognized that the TI ENTITIES and UMC SPINOFF may have contracted, or may after the EFFECTIVE DATE, contract with a governmental entity, such as a national or other sovereign government, governmental agency or intergovernmental authority, to do work financed by such entity and to assign to such entity its/their right to grant, or may now or hereafter be restrained by such entity from granting, licenses (other than between related ENTITIES) under PATENTS for inventions arising out of such work. The inability, for such a reason, to grant the licenses herein agreed to be granted shall not be considered a breach of this Agreement.

6.5 NO AGENCY. Nothing in this agreement or anything done by either in the discharge of its obligations hereunder shall be deemed to make it the agent of another party.

6.6 NO ASSIGNMENT. This Agreement and the licenses granted herein shall inure to the benefit of the PARTIES and their respective ENTITIES. UMC SPINOFF shall not assign or transfer any of its rights, privileges or obligations hereunder without the prior written consent of a duly authorized representative of UMC. Any attempt to so assign this Agreement or the licenses without such consent shall be null and void.

6.7 NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, in any post office in the United States or in the R.O.C., as the case may be, or by facsimile with receipt confirmed, addressed as follows:


Integrated Telecom Express, Inc.:                UMC:

Integrated Telecom Express, Inc.                 United Microelectronics Corp.
2710 Walsh Avenue                                No. 3 Li Hsin Road 2
Santa Clara, CA 95051                            Science Based Industrial Park
Attn: President                                  Hsin Chu City, Taiwan, R.O.C.
                                                 Attn: President

Fax: 1 (408) 980-8831                            Fax: 886 (03) 577.4767

Copy to:.                                        Copy to:
Peter Courture                                   Peter Courture
Fax: 1 (650) 968-8885                            Fax: 1 (650) 968-8885

Either PARTY may change its address by a notice given to the other PARTY in the manner set forth above. Notices given as herein provided shall be deemed to be duly received seven (7) business days after mailing or upon actual receipt, whichever is earlier.

6.8 PAROLE EVIDENCE/NO ORAL MODIFICATION. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either party unless reduced to writing and executed by a duly authorized representative of each party.

6.9 CHOICE OF LAW. This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of New York, United States of America, as applicable to agreements made and to be performed entirely within that state and without regard to the choice of law provisions, statutes, or regulations of this or any jurisdiction.

6.10 JURISDICTION AND VENUE. Neither party shall commence any action or proceeding against the other arising out of this Agreement or the termination thereof, except in a Federal Court located in the Southern District of the State of New York or Santa Clara County, CA. The parties each consent to jurisdiction by such Federal Courts and hereby waive any objection they may have in any such action or proceeding, as to the appropriateness of the above-identified venues.

6.11 CONFIDENTIALITY. UMC SPINOFF shall keep the terms of this Agreement and the License Agreement confidential and shall not now or hereafter divulge the same or any part thereof to third parties except:

     6.11.1   with the prior written consent of UMC;

     6.11.2 to any governmental body or judicial entity having jurisdiction and calling therefor;

     6.11.3 as otherwise may be required by law or a securities exchange established under law, and the rules and regulations of or pertaining to such law or exchange, including but not limited to those promulgated under the U.S. Securities Act and Securities Exchange Act, and by any securities exchange established thereunder;

     6.11.4   to legal counsel;

     6.11.5   to the independent outside auditors;

     6.11.6 as may reasonably be appropriate to communicate to customers and prospective customers, the license rights which affect the PRODUCTS sold or to be sold to them (but any such disclosure under this Section 6.11 shall not include the royalty or payment obligations or copies of any portion of this Agreement);

     6.11.7 as may reasonably be required for customary business needs not covered in (vi) above (but any such disclosure under this Section
              6.11 shall not include the royalty or payment terms or copies of any portion of this Agreement);

     6.11.8 as may be reasonably necessary in connection with corporate financings and similar transactions but only under appropriate confidentiality requirements; or

         The disclosing party shall provide notification to the non-disclosing party prior to any disclosure under a court or governmental order, under Section
6.11.2 above. All reasonable efforts to preserve the confidentiality of the terms of this Agreement shall be expended by the disclosing party in complying with such an order, including requesting and obtaining a protective order to the extent possible.

6.12 MERGER. This Agreement sets forth the full and complete agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions and writings between them as to the subject matter hereof; provided that the parties understand that this Agreement is intended to summarize the rights and obligations of UMC SPINOFF under the License Agreement and in the event additional rights or obligations are set forth in the License Agreement that are not set forth herein, they shall be incorporated into this Agreement and in the event of a conflict between this Agreement and the License Agreement the terms of the License Agreement shall control. There are no representations, understandings or agreements, oral or written, between UMC SPINOFF and UMC as to the subject matter of this Agreement which are not expressly included herein. Neither of the PARTIES shall be bound by any modification of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of both PARTIES.

6.13 NO WAIVER. The failure by a party to exercise any of its rights under this Agreement shall not be deemed to constitute a waiver of any of such rights, or other rights or remedies available to such party.

6.14 CONVENIENCE OF THE PARTIES. The PARTIES hereto understand and agree that the royalty payments to be made by UMC SPINOFF hereunder are based on royalty rates applied to all purchases from UMC ENTITIES by UMC SPINOFFS of all UMC SPINOFF BRANDED PRODUCTS in any country in the world regardless of whether or not a TI ENTITY has any patent in any particular country and regardless of whether there is any use of any TI PATENTS in certain countries. It is further understood that this is specifically done for the convenience of the PARTIES and their respective ENTITIES, so that separate accountings do not have to be made and separate license agreements do not have to be negotiated for all PATENTS and for each country in which the PARTIES or their respective ENTITIES hold or may hold PATENTS and do business.

         IN WITNESS WHEREOF, the PARTIES have caused their duly authorized officers to execute this Agreement, on the dates below indicated.


INTEGRATED TELECOM EXPRESS, INC.

BY           /S/ [ILLEGIBLE]
      -----------------------------------
DATE:
      -----------------------------------



UNITED MICROELECTRONICS CORPORATION

BY           /S/ [ILLEGIBLE]
      -----------------------------------
DATE:         June 10, 2000
      -----------------------------------

                                    EXHIBIT A
                                   DEFINITIONS

1.       "BUSINESS EQUIPMENT AND SYSTEMS"

         Means equipment, processes and methods useful for the operation of the business of manufacturing and marketing PRODUCTS, including equipment, processes and methods related to office operations, communications, accounting, sales, purchasing and the like.

2.       "DEFORMABLE DEVICE"

         Means a SEMICONDUCTOR PRODUCT wherein addressable and movable electromagnetic radiation reflecting members comprise a substantial portion of the product, including, by way of illustration and not limitation, electrostatically controllable, deformable, or deflectable mirrors.

3.       "EFFECTIVE DATE"

         Means the effective date of the License Agreement which is August 6, 1999.

4.       "ENTITY"

         Means a TI ENTITY or a UMC ENTITY, as the case may be.

5.       "INTEGRATED CIRCUIT"

         Means any integrated circuit (having two or more active circuit elements) whether sold, leased, used, incorporated or otherwise disposed of singly, or in wafer form, or as hybrid integrated circuits, or as SIMMS or the like. INTEGRATED CIRCUIT includes any packaging provided as a part thereof. The intent of this definition is to coincide with the manner in which Dataquest (as of the EFFECTIVE DATE) uses the term "integrated circuit" or "IC." INTEGRATED CIRCUIT shall not include display devices such as LCD displays, field emission displays, or the like.

                               UMC CONFIDENTIAL

6.       "MANUFACTURING EQUIPMENT AND SYSTEMS"

         Means equipment, processes and methods useful for the operation of facilities for the production of PRODUCTS, including equipment, processes and methods related to the operation and control of machinery and processes used to create PRODUCTS, and shall also include test equipment and systems including any aggregate of instrumentalities primarily adapted for use in the examination, analysis, measurement, detection, recording or indication of one or more characteristics or properties of a PRODUCT or PRODUCTS.

7.       "NET SALES BILLED"

         Means the following:

         a. the total amount billed by an UMC ENTITY in any country of the world to UMC SPINOFF pursuant to a bona fide, arms length transaction unaffected by reason of affiliation or any other cause, in connection with the sale, lease, importation, or other disposition, anywhere in the world, of ROYALTY BEARING PRODUCTS less (i) sales, excise taxes and other taxes (other than taxes measured by a UMC ENTITY's income) levied in respect to such worldwide sales: leases or other disposition, where such amounts are included in the amount billed, (ii) returned sales, sales allowances (adjustments for quality and/or yield) and/or retroactive price adjustments or credits, (iii) trade, cash or quantity discounts but only if they are expressly documented, (iv) transportation and insurance costs where such amounts are included in the amount billed, and (v.) import duties; or

         b. the fair market value of such ROYALTY BEARING PRODUCTS otherwise transferred by a UMC ENTITY to UMC SPINOFF (provided, however, that products described in clause a. of this definition and products which are distributed without charge in the ordinary course of business and in commercially insignificant volumes, such as samples, products consumed in internal testing, benchmarking, research and/or development, or scrapped products, shall not be included in NET SALES BILLED for purpose of this clause b.). For purposes of this clause b., fair market value of a particular ROYALTY BEARING PRODUCT shall be determined as set forth in the License Agreement.

                               UMC CONFIDENTIAL

         c. NET SALES BILLED shall be accounted for in accordance with Section
3.3 of the Agreement.

8.       "PARTY"

         Means TI, UMC, or UMC SPINOFF as the case may be.

9.       "PATENT(S)"

         Means patents (including reissues and re-examination certificates), utility models, and applications therefor of all countries of the world, which convey legally enforceable rights, in any country, prior to the date of expiration or termination of this Agreement. PATENTS includes applications for patents and utility models which have been published for opposition. PATENTS does not include design patents, except PATENTS does include design patents which cover packaging, modules, or housing for SEMICONDUCTOR PRODUCTS. PATENTS does not include any rights for which payments or other consideration to third parties is required for the right to grant licenses of the scope granted herein, except for (i) payments to a SUBSIDIARY of the party owning or controlling such PATENT, or (ii) payments made to said third parties for inventions made while employed by such party or its SUBSIDIARIES. PATENTS does not include any claims of any of the foregoing which am applicable primarily to a DEFORMABLE DEVICE; provided, however, that for purposes of the license grants hereunder, PATENTS shall include any such claims to the extent they cover PRODUCTS licensed other than DEFORMABLE DEVICES.

10.      "PRODUCTS"

         Means SEMICONDUCTOR PRODUCTS.

         a. By way of example and not of limitation, PRODUCTS shall include semiconductor material, wafers (both unprocessed and processed), discrete devices (such as transistors), INTEGRATED CIRCUITS, unpackaged dies, packaged INTEGRATED CIRCUITS (such as DRAMs, SRAMs, DSPs, and subject to clause b below, microprocessors), memory chips, packaged chips (such as memory and processor chips), hybrid integrated circuits, memory modules and stacked memory chip packages, and similar devices. PRODUCTS shall not include any electronic systems (other than as may

                               UMC CONFIDENTIAL
be provided above with respect to hybrid integrated circuits, memory modules and stacked memory chip packages, and the like) created using more than one INTEGRATED CIRCUIT or an INTEGRATED CIRCUIT combined with other peripheral systems such as personal, laptop, or palmtop computers, computer cards or boards, audio visual components, telecommunications equipment such as switches or handsets, or other electronic system comprising one or more packaged INTEGRATED CIRCUITS and other systems or structures. The fact that a PRODUCT licensed hereunder is part of a combination as stated above does not in and of itself mean that such combination of such PRODUCT is licensed.

    b. PRODUCTS shall not include any microprocessors (including without limitation, digital signal processors), microcontrollers, or math coprocessors, that are Object Code Compatible (defined below) with a Proprietary Product (defined below) of a "Licensor" (meaning a TI ENTITY or UMC SPINOFF, as the case may be). "Proprietary Product" shall mean a microprocessor (including without limitation, digital signal processors), microcontroller, or math coprocessor, introduced or marketed by the Licensor, that has an instruction set originally designed by the Licensor or originally and exclusively designed for the Licensor. "Object Code Compatible" shall mean the condition in which a microprocessor (including without limitation, digital signal processors), microcontroller, or math coprocessor, is capable of executing the binary object code of 75% or more of the instructions in the instruction set of a Licensor's Proprietary Product.

11.      "ROYALTY BEARING PRODUCT(S)"

         Means any INTEGRATED CIRCUITS which are UMC SPINOFF BRANDED PRODUCTS.

12.      "SEMICONDUCTOR PRODUCT"

         Means any product comprising at least in part semiconductive material, such products, including, but not limited to, semiconductor devices, semiconductor circuits, and INTEGRATED CIRCUITS.

13.      "SUBSIDIARY(IES)"

                               UMC CONFIDENTIAL

Means any corporation, company or other entity more than fifty percent (50%) of the outstanding shares or stock entitled to vote for the election of directors of which is owned or controlled by a party (meaning a PARTY or a third party, as the case may be), directly or indirectly, now or hereafter during the term of this Agreement. Subsidiary also means any corporation, company or other entity in which a party (meaning a PARTY or a third party as appropriate): (i) owns or controls at least forty percent (40%) of such shares or stock and (ii) controls and/or designates more than fifty percent (50%) of the members of the board of directors during the term of this Agreement. Any corporation, company or other entity which would at any time be a SUBSIDIARY of a party, by reason of the foregoing shall be considered a SUBSIDIARY for the purposes of this Agreement only so long as the ownership or control, directly or indirectly, by such party, meets the conditions set forth above.

14.      "TI ENTITIES"

         Means TI and its SUBSIDIARIES.

15.      "TI-PARTICIPATION PATENT(S)"

         Means PATENTS arising out of and covering inventions developed or made by one or more employees, agents or independent contractors of a TI ENTITY (including employees of a TI ENTITY temporarily dispatched, assigned or otherwise participating in any project of, or placed on the payroll of, any third party) singly, or jointly with a third party, and where approval or consent by a party other than a TI ENTITY is required prior to granting a license or sublicense thereunder.

16.      "TI PATENT(S)"

         Means PATENTS which, at any time during the term of this Agreement, a TI ENTITY owns or controls and under which a TI ENTITY has the right to grant releases or licenses of the scope granted pursuant to this Agreement.

17.      "UMC ENTITIES"

Means UMC and its SUBSIDIARIES.

                               UMC CONFIDENTIAL

18.      "UMC SPINOFF-PARTICIPATION PATENT(S)"

         Means PATENTS arising out of and covering inventions developed or made by one or more employees, agents or o independent contractors of UMC SPINOFF temporarily dispatched, assigned, or otherwise participating in any project of, or placed on the payroll of any third party) singly, or jointly with a o third party, and where approval or consent by a party other than a party hereto is required prior to granting a license or sublicense thereunder.

19.      "UMC SPINOFF PATENT(S)"

         Means PATENTS which, at any time during the term of this Agreement that UMC SPINOFF owns or controls and under which UMC SPINOFF has the right to grant releases or licenses of the scope granted pursuant to this Agreement.

20. "UMC SPINOFF BRANDED PRODUCT(S)"

         Means any PRODUCT

         (i)      Sold to UMC SPINOFF by a UMC ENTITY; and

         (ii) Sold by UMC SPINOFF under a brand name or designation of UMC SPINOFF or whose electrical design includes substantial, material or meaningful design contribution from UMC SPINOFF; and

         (iii) Manufactured at least through the wafer fabrication stage by a UMC ENTITY; and

         (iv)     Which is sold by UMC SPINOFF with a patent indemnity.

                               UMC CONFIDENTIAL

                                    EXHIBIT B
                                LICENSE AGREEMENT

                               UMC CONFIDENTIAL